EXHIBIT 10e

                           WINNEBAGO INDUSTRIES, INC.
                      DIRECTORS' DEFERRED COMPENSATION PLAN
                         AS AMENDED ON OCTOBER 15, 2003

1.   PLAN
     The Winnebago Industries, Inc. Directors' Deferred Compensation Plan (the "Plan").

2.   EFFECTIVE DATE AND PLAN YEAR
     The Plan is effective April 1, 1997. The Plan Year shall be from January 1 through December 31 each year.

3.   PURPOSE OF THE PLAN
     The Plan's purpose is to enable the directors of Winnebago Industries, Inc. (the "Company"), who are nonemployees, to elect to receive their fees and retainers as members of the Board of Directors and committees of the board in a form other than as direct payments.

4.   PARTICIPANTS
     Any member of the Board of Directors of the Company who is not an employee may elect to become a participant ("Participant" or "Director") under the Plan by filing an election in the form prescribed by the Board of Directors.

5.   COMPENSATION ELIGIBLE FOR DEFERRAL
     Any Participant may elect, in accordance with Section 6 of this Plan, to defer annually the receipt of a portion of the director's fees or retainers otherwise payable to him or her by the Company in any calendar year for services to the Company ("Deferral Compensation"), which portion shall be designated by him or her. Compensation paid to a Director for business or professional services rendered to the Company shall not be treated as Deferral Compensation.

6.   ELECTION FORM
     Each Director shall be entitled to file with the Plan Administrator before June 1, 1997, and thereafter prior to December 31 of each Plan Year (or prior to the commencement of the term of a new Director) a form prescribed by the Board of Directors so as to make an election under the Plan. Pursuant to such election, a Director may elect with respect to a Plan Year to defer a designated percentage of Deferral Compensation of either fifty percent (50%) or one hundred percent (100%). The Director's election shall also include: (i) the manner in which the Deferral Compensation is to be applied, (ii) the timing of receipt of payment of any Deferral Compensation which is prescribed in Section 9; and (iii) the form of distribution of any Deferral Compensation which is prescribed in Section 10.

     A Director's election regarding the amount of Deferral Compensation, and the time and method of payment of Deferral Compensation, shall be irrevocable with respect to Deferral Compensation deferred in any one year and Company matching contributions thereon, if any.

     A Director may elect to apply 100% of his or her Deferral Compensation to either but not both of the following forms:

     a.   "Money Credits" which are described in Section 8(a); or

     b.   "Winnebago Stock Units" which are described in Section 8(b).


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7.   MATCHING CONTRIBUTION ON WINNEBAGO STOCK UNITS
     Any Director electing to defer fees under the Plan and to invest Deferral Compensation in "Winnebago Stock Units," as described in Section 8, shall receive a matching contribution from the Company equal to twenty-five percent (25%) of the Deferral Compensation so invested. The Company's match provided pursuant to this Plan shall be credited to the Director's Deferral Accounts and invested in "Winnebago Stock Units" pursuant to the provisions of Section 8(b).

8.   DIRECTOR'S DEFERRAL ACCOUNTS
     Accounts ("Director's Deferral Accounts") will be established by the Company for each Director electing to defer fees or retainers and invest his or her Deferral Compensation in either "Money Credits" of "Winnebago Stock Units." His or her Director's Deferral Accounts shall be credited as of the last day of each calendar month with the amount of Deferral Compensation earned, and any Company matches made with respect to "Winnebago Stock Units, during that month." Deferral Compensation shall be converted into "Money Credits" or "Winnebago Stock Units" in accordance with the following procedures:

     a.   MONEY CREDITS
          "Money Credits" are units credited in accordance with the Participant's election to the Director's Deferral Accounts in the form of dollars. The Money Credits shall accrue interest from the credit date. The rate of interest which shall be applied to the Participant's Money Credits is the 30 year Treasury bond yields as of the first business day of the Plan Year. The Board of Directors may from time to time prescribe additional methods for the accrual of interest on Money Credits with respect to Deferral Compensation deferred in Plan Year's subsequent to the Director's new election.

     b.   WINNEBAGO STOCK UNITS
          "Winnebago Stock Units" are units credited in accordance with the Participant's election to the Director's Winnebago Stock Unit Account in the form of common stock of the Company. The common stock utilized for purposes of the Plan shall be treasury shares of the Company. Winnebago Stock Units shall be recorded in the Director's Winnebago Stock Unit Account on the basis of the mean between the high and the low prices of the common stock of the Company on the date upon which the Account is to be credited, as officially quoted by the New York Stock Exchange. Winnebago Stock Units representing the Company match provided pursuant to Section 7 shall be recorded in the Director's Matching Winnebago Stock Unit Account on the same basis.

A Participant's Matching Winnebago Stock Unit Account shall vest on a graduated basis at the rate of thirty-three and one-third percent (33 1/3%) for each complete 12 month period of service as a Director following the Effective Date of the Plan, and any matching Winnebago Stock Units thereafter recorded in such account after the Director's completion of 36 months of service after the Effective Date will be fully vested and nonforfeitable. Notwithstanding the above, the Participant's Matching Winnebago Stock Unit Account shall become fully vested upon his or her attainment of age 69 1/2 or death while serving as Director. In the event that a Participant terminates his or her service as a Director, any unvested Winnebago Stock Units shall be forfeited by the Director and applied to future Company matching contributions.

In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then if the Plan Administrator shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Winnebago Stock Units then held in the Director's Winnebago Stock Unit Account, or in the Matching Winnebago Stock Unit Account, such adjustments shall be made by the Plan Administrator and shall be conclusive and binding for all purposes of the Plan.


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9.   TIMING OF DISTRIBUTION OF DIRECTOR'S DEFERRAL ACCOUNTS
     A Participant shall receive distribution, or commence to receive distribution, of his or her Director's Deferral Accounts, in accordance with the Participant's election which shall be upon the earliest of:

     a.   a designated date;

     b.   his or her attainment of a specified age;

     c. the occurrence of a stipulated event, such as termination of service as a Director, death, disability, his or her cessation of business activity, or any other event specified by the Participant and approved by the Plan Administrator;

     d.   the first anniversary of the Participant's date of death; or

     e. the fifth anniversary of the Participant's termination of service as a Director.

     In the event of a "change in the control of the Company," as defined in
     Section 14, the Participant shall receive a lump sum distribution of his or her Director's Deferral Accounts within 30 days following his or her termination of service as a Director after such change in control. Notwithstanding the above, in no event shall a Participant's receipt of a distribution of Winnebago Stock Units from his or her Director's Deferral Accounts precede the six-month anniversary of his or her election to convert Deferral Compensation into Winnebago Stock Units.

10.  FORM OF DISTRIBUTION OF MONEY UNITS IN DIRECTOR'S DEFERRAL ACCOUNTS
     A Participant shall be entitled to receive distribution of his or her Money Units in his or her Director's Deferral Accounts in either of the following forms as designated by the Participant in the deferral election filed pursuant to Section 6:

     a.   a lump sum; or

     b.   approximately equal annual installments over a five-year period.

11.  FORM OF DISTRIBUTION OF WINNEBAGO STOCK UNITS IN DIRECTOR'S DEFERRAL
     ACCOUNTS
     A Participant's vested Winnebago Stock Units shall be distributed fully and in kind on the distribution date elected by the Participant in his or her deferral election filed with the Plan Administrator pursuant to Section 6. All shares of Company stock distributed pursuant to this Plan but which are not registered with the Securities and Exchange Commission shall bear an appropriate restrictive legend as shall be determined by the Company's securities counsel.

12.  BENEFICIARY
     If a Participant shall cease to be a Director by reason of his or her death, or if he or she shall die after he or she shall be entitled to distributions hereunder but prior to receipt of all distributions hereunder, all Money Units or Winnebago Stock Units then distributable hereunder shall be distributed (i) to such beneficiary as such Participant shall designate by an instrument in writing filed with the Company, or (ii) in the absence of such designation, to his or her personal representative, or (iii) if no personal representative is appointed within six months of his or her death to his or her spouse, or (iv) if his or her spouse is not then living, to his or her then living descendants, per stirpes, in the same manner and at the same intervals as they would have been made to such Participant had he or she continued to live; provided however, in no event shall shares of Company stock be distributed prior to the date elected by the Director.


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13.  PARTICIPANT'S RIGHTS UNSECURED
     The right of any Participant to receive a distribution hereunder of Money Credits or Winnebago common stock shall be an unsecured claim against the general assets of the Company. The Deferral Compensation and any interest thereon may not be assigned, transferred, encumbered, or otherwise disposed of until the same shall be paid to such Director. The Company shall be obligated to credit treasury shares in anticipation of its obligation to make such distributions under the Plan, but no Participant shall have any rights in or against any shares of common stock so credited or in any cash or Money Units held in his or her Director's Deferral Accounts. All such common stock and Money Units shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

14.  DEPOSIT OF FUNDS INTO GRANTOR TRUST
     The Company shall deposit with the trustee of a grantor trust established by the Company an amount of funds which is sufficient to carry out the terms of the Plan and which is to be distributed in accordance with the terms and conditions of the Plan. The funds deposited into such trust shall remain subject to the claims of the general creditors of the Company as if such funds were general creditors of the Company as if such funds were general assets of the Company.

     Upon the occurrence of a "change in control of the Company," the Director's Deferral Account shall be distributed to him or her in a lump sum within thirty days following the termination of his or her services as a Director.

     For purposes of this Plan, "change in control of the Company" means the time when (i) any person, either individually or together with such persons' affiliates or associates, shall have become the beneficial owner, directly or indirectly, of at least 30% of the outstanding stock of the Company and there shall have been a public announcement of such occurrence by the Company or such person, or (ii) individuals who shall qualify as Continuing Directors shall have ceased for any reason to constitute at .least a majority of the Board of Directors of the Company; provided, however, that in the case of either clause (i) or (ii) a Change of Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors; and that in the case of clause (i), a Change of Control shall not be deemed to have occurred upon the transfer of stock of the Company by gift or bequest from one Hanson Family Member to another Hanson Family Member or to an Affiliate of a Hanson Family Member. For the purpose of this definition:

     a. "Continuing Director" means any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an affiliate or associate of any Acquiring Person or of any such Acquiring Person's affiliate or associate and was a member of the Board prior to the time when such Acquiring Person shall have become an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or any affiliate or associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any affiliate or associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

     b. " Acquiring Person" means any person or group of affiliates or associates who acquires the beneficial ownership, directly or indirectly, of 20% or more of the outstanding stock of the Company if such acquisition occurs following the date of this Agreement.

     c. "Affiliate" means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.


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     d.   "Associate" means (1) any corporation or organization (other than the
          Company or a majority-owned subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or fund in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such person, or any relative of such spouse, or (4) any investment company for which such person or any affiliate of such person serves as investment advisor. No pension, profit-sharing, stock bonus, Employee Stock ownership plan or other retirement plan intended to be qualified under Section 401 (a) of the Internal Revenue Code established by the Company or any subsidiary shall be deemed an Acquiring Person or an Affiliate or Associate of an Acquiring Person. In addition, stock held by such plan shall not be treated as outstanding in determining ownership percentages in clause (i) of
          Section 14 or paragraph (b) of Section 14 above.

     e. "Hanson Family Member" means John K. Hanson and Luise V. Hanson, the executors and administrators of the estates of John K. Hanson and Luise V. Hanson, the lineal descendants of John K. Hanson and Luise V. Hanson, the spouses of such lineal descendants, and the John K. and Luise V. Hanson Foundation.

15.  PLAN ADMINISTRATOR
     The Plan Administrator shall be the Human Resources Committee of the Board of Directors of the Company. The Plan Administrator shall interpret the Plan (including ambiguous provisions thereof), determine benefits which are payable to Participants, and make all final decisions with respect to the rights of Participants hereunder. The Plan Administrator shall at least annually provide each participating Director with a statement of his or her account.

16.  AMENDMENTS TO THE PLAN
     The Board of Directors of the Company may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of rights to which he or she would have been entitled if the Plan had been terminated on the effective date of such amendment.

17.  TERMINATION OF PLAN
     The Board of Directors of the Company may terminate the Plan at any time. If not so terminated, the Plan will automatically terminate on June 30,2013. Upon termination of the Plan, distributions in respect of credits and units in a Participant's Director's Deferral Accounts as of the date of termination shall be made in the manner and at the time heretofore prescribed or, alternatively, the Board of Directors may provide the Participant or beneficiaries with benefits under a substitute plan which shall not be less than the vested benefits which would have been distributed in a full and complete distribution of all credits and units in a Participant's Director's Deferral Accounts as of the date of Plan termination.

18.  EXPENSES
     All costs of administration of the Plan will be paid by the Company.